UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 27, 2010

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On July 27, 2010, Iconix Brand Group, Inc. (the “Registrant” or “Iconix”) issued a press release announcing its financial results for the fiscal quarter and six months ended June 30, 2010. As noted in the press release, the Registrant has provided certain non−U.S. generally accepted accounting principles (“GAAP”) financial measures, the reasons it provides such measures and a reconciliation of the non−U.S. GAAP measures to U.S. GAAP measures. Readers should consider non−GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. A copy of the Registrant’s press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2010, the Registrant announced that on that date Yehuda Shmidman was promoted to the position of Chief Operating Officer.  Prior to this promotion, Mr. Shmidman had most recently served as Iconix’s Executive Vice President, Operations.  The information required by Item 5.02(c) of the Form 8-K disclosure requirements with respect to Mr. Shmidman is included in the Registrant’s  Proxy Statement relating to its Annual Meeting of Stockholders to be held on August 19, 2010, filed on Form DEF 14A with the Securities and Exchange Commission on July 9, 2010, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Iconix Brand Group, Inc. dated July 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: July 28, 2010